EXHIBIT 99.1
                                 --------------


                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                        August 31, 1999 and 1998, and for
                          the year ended August 31,1999
                        with Independent Auditors' Report

2

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                              Financial Statements
                           and Supplemental Schedules

                        August 31, 1999 and 1998, and for
                         the year ended August 31, 1999




                                Table of Contents

Independent Auditors' Report...................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits................................2
Statement of Changes in Net Assets Available for Benefits......................3
Notes to Financial Statements..................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes.....................9
Line 27d - Schedule of Reportable Transactions................................10

                          INDEPENDENT AUDITORS' REPORT

Amcast Industrial Corporation
  401(k) Salary Deferral Plan

We have audited the accompanying statements of net assets available for benefits of Amcast Industrial Corporation 401(k) Salary Deferral Plan as of August 31, 1999, and the related statement of changes in net assets available for benefits for the year ended August 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Amcast Industrial Corporation 401(k) Salary Deferral Plan as of August 31, 1998, were audited by other auditors whose report dated February 12, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at August 31, 1999, and the changes in its net assets available for benefits for the year ended August 31, 1999, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of August 31, 1999, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/S/ BATTELLE & BATTELLE LLP

February 11, 2000
Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                 Statements of Net Assets Available for Benefits

                                                           August 31
                                                        1999          1998
                                                -----------------------------
Assets Cash and cash equivalents:
    Uninvested cash                             $      6,792   $         -

Investments, at fair value:
  Shares of registered investment companies       22,290,840     17,527,427
  Common/collective trust fund                     9,845,653      9,209,421
  Amcast Industrial Corporation common stock       3,781,297      3,317,422
  Loans to participants                            1,360,937      1,342,973
                                                -----------------------------
                                                  37,278,727     31,397,243






Receivables:
  Accrued interest and dividend income                 3,022          4,170
  Employer contributions receivable                   12,137         12,662
  Employee contributions receivable                   84,646        109,761
                                                -----------------------------
                                                      99,805        126,593
Net assets available for benefits               $ 37,385,324   $ 31,523,836
                                                =============================







See accompanying notes.

                                                        Amcast Industrial Corporation
                                                        401(k) Salary Deferral Plan

                                          Statement of Changes in Net Assets Available for Benefits

                                                         Year ended August 31, 1999

                                                      Fund Information
                                ------------------------------------------------------------------------
                                   Amcast      T. Rowe      T. Rowe       T. Rowe    T. Rowe     T. Rowe
                                 Industrial     Price        Price        Price      Price       Price
                                 Corporation    Stable    International     New        New        Equity
                                   Common       Value        Stock        Horizons    Income    Index 500
                                    Stock        Fund        Fund           Fund       Fund        Fund
                                -------------------------------------------------------------------------

 Additions:
  Investment income:
    Interest and dividends       $ 125,594   $ 530,386      $ 5,229      $ 8,416    $ 96,784    $ 96,161
    Net appreciation
     (depreciation) in fair
     value of investments          154,175           -       28,616       44,063     (98,918)  1,662,096
  Contributions:
    Participant                    349,851     661,866       61,363      105,266     167,685     817,970
    Employer                       287,177       7,581        1,890        3,181       7,515      28,006
                              ---------------------------------------------------------------------------
                                   916,797   1,199,833       97,098      160,926     173,066   2,604,233

 Deductions:
  Benefit payments                (358,192) (1,585,080)     (14,222)     (28,061)   (211,051)   (920,288)
  Conversions to other plans        70,498     242,680       43,966       79,112     180,080     826,024
                              ---------------------------------------------------------------------------
                                  (287,694) (1,342,400)      29,744       51,051     (30,971)    (94,264)

 Interfund transfers              (171,670)    771,023        3,254       11,486    (181,165)    408,374
                              ---------------------------------------------------------------------------

 Net (decrease) increase           457,433     628,456      130,096      223,463     (39,070)  2,918,343

 Net assets available for
  benefits, August 31, 1998      3,340,018   9,233,731      109,490      107,394   1,287,388   4,487,850
                              ---------------------------------------------------------------------------
 Net assets available for
  benefits, August 31, 1999     $3,797,451  $9,862,187    $ 239,586    $ 330,857  $1,248,318  $7,406,193
                                =========================================================================


                                -------------------------------------------------
                                    T. Rowe      T. Rowe
                                     Price        Price
                                     Equity      Capital                  (1)
                                     Income    Appreciation           Unallocated
                                      Fund        Fund        Other       Fund       Total
                                --------------------------------------------------------------

 Additions:
  Investment income:
    Interest and dividends        $ 713,647    $ 521,575  $ 112,878       $ -     $ 2,210,670
    Net appreciation
     (depreciation) in fair
     value of investments         1,225,892      (16,843)         -           -     2,999,081
  Contributions:
    Participant                     893,633      385,958          -           -     3,443,591
    Employer                         20,285        3,518          -           -       359,153
                              ----------------------------------------------------------------
                                  2,853,457      894,208    112,878           -     9,012,495

 Deductions:
  Benefit payments               (1,506,472)    (544,159)   (94,594)          -    (5,262,119)
  Conversions to other plans        578,302       90,450          -           -     2,111,112
                              ----------------------------------------------------------------
                                   (928,170)    (453,709)   (94,594)          -    (3,151,007)

 Interfund transfers               (573,781)    (273,993)      (320)      6,792
                              ---------------------------------------------------------------

 Net (decrease) increase          1,351,506      166,506     17,964       6,792     5,861,488

 Net assets available for
  benefits, August 31, 1998       8,198,644    3,416,348  1,342,973           -    31,523,836
                              ---------------------------------------------------------------
 Net assets available for
  benefits, August 31, 1999     $ 9,550,149  $ 3,582,854 $1,360,937     $ 6,792   $37,385,324
                              ===============================================================

See accompanying notes.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                 August 31, 1999





1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on a salary basis or are hourly and are not covered by a collective bargaining agreement. Eligible employees may participate on the first day of the month coincident with or first following six months of employment. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants may contribute, in whole percentages, an amount up to 20 percent of annual compensation, as defined by the Plan Document. Additionally, participants may make up to two lump sum contributions to the Plan per year. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes matching contributions equal to 15 percent (25 percent for Lee Brass employees) of the first 6 percent of compensation that is deferred by participants to the Plan. These matching contributions are made in common stock of the Company. The Company also makes supplemental matching contributions to the Plan provided that the Company's annual minimum return on net worth is at least 10.1 percent. The amount of these supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35 percent of the participants' salary deferral contributions. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service.

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of the lesser of $50,000 (less the highest outstanding balance of any loan made to the participant under the Plan during the 12-month period preceding the date of the loan) or 50 percent of his or her vested account balance. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest and principal is paid ratably through at least quarterly payroll deductions.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, in either cash or stock.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant notes receivable are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owned by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at August 31, are as follows:

                                                         1999           1998
                                                      -----------    -----------

Amcast Industrial Corporation common stock            $ 3,781,297    $ 3,317,422
Shares of registered investment companies:
   T. Rowe Price Capital Appreciation Fund              3,573,335      3,398,324
   T. Rowe Price Equity Index 500 Fund                  7,381,667      4,465,974
   T. Rowe Price Equity Income Fund                     9,525,965      8,167,282
Common/collective trust fund:
   T. Rowe Price Stable Value Fund                      9,845,653      9,209,421


During fiscal 1999, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $2,999,081 as follows:

                                                         Year ended August 31,
                                                                 1999
                                                          -----------------

Investments at fair value, as determined
     by quoted market price:
        Shares of registered investment companies          $      2,844,906
        Amcast Industrial Corporation common stock                  154,175
                                                           ----------------
                                                           $      2,999,081
                                                           ================

4. Income Tax Status

The Internal Revenue Service ruled on July 21, 1992, that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC") and, therefore, the underlying trust is not subject to income tax under present tax law. The Plan was subsequently amended. The Pension Administration Committee believes that the Plan, as amended is operating in conformity with the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

6. Conversions from Other Plans

Effective March 30, 1998, the Company sold its Rancho Cucamonga, California investment casting operation, Amcast Precision. The employees of this operation were participants in this Plan. The participant balances totaling $1.4 million were transferred to the subsequent owner's benefit plan. The remaining balance was transferred to a new Company-sponsored plan established on September 1, 1997.


7. Sale of Division

On September 26, 1998, Superior Valve, a division of Amcast Industrial Corporation (Plan Sponsor) and whose employees were participants under the Plan was sold. The participants' assets in the plan were distributed as prescribed by the plan document.


 8. Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

                             Supplemental Schedules

                                        Amcast Industrial Corporation
                                         401(k) Salary Deferral Plan

                                          EIN 31-0258080 / Plan 002

                          Line 27a - Schedule of Assets Held for Investment Purposes

                                               August 31, 1999

                                                           Description of                           Fair
Identity of Issue                                            Investment            Cost             Value
---------------------------------------------------------------------------------------------------------------




Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                      14,802 shares       $ 224,321        $ 237,863
 *  T. Rowe Price New Horizons Fund                             13,628 shares         319,644          328,444
 *  T. Rowe Price New Income Fund                              150,188 shares       1,332,662        1,243,556
 *  T. Rowe Price Capital Appreciation Fund                    250,409 shares       3,496,621        3,573,335
 *  T. Rowe Price Equity Index 500 Fund                        206,250 shares       5,394,346        7,381,677
 *  T. Rowe Price Equity Income Fund                           345,144 shares       7,842,159        9,525,965
                                                                              ---------------------------------
                                                                                   18,609,753       22,290,840

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                           9,845,653 units       9,845,653        9,845,653

 *  Amcast Industrial Corporation common stock                 238,192 shares       4,367,678        3,781,297

                                                           Rates ranging from
Participant loans                                                   7% to 10%                        1,360,937
                                                                              ---------------------------------

                                                                                 $ 32,823,084     $ 37,278,727
                                                                              =================================

 *  Indicates party-in-interest to the Plan.

                                                                               Amcast Industrial Corporation
                                                                                 401(k) Salary Deferral Plan

                                                                                  EIN 31-0258080 / Plan 002

                                                                       Line 27d - Schedule of Reportable Transactions

                                                                                 Year ended August 31, 1999


                                                                                                                 Value of
                                                     Description                                      Cost       Asset at     Net
                                                         of               Purchase       Selling      of        Date of      Gain or
 Identity of Party Involved                          Investment             Price          Price      Asset     Transaction   (Loss)
 -----------------------------------------------------------------------------------------------------------------------------------


 Category (iii)--Series of Transactions in Excess of 5 Percent of Net Assets

 Amcast Industrial Corporation                   common stock             1,008,033            -            -    1,008,033         -
                                                                                  -      708,030      702,957      708,030     5,073

 T.Rowe Price Stable Value                 common/collective trust fund  $2,387,392          $ -          $ -   $2,387,392         -
                                                                                  -    1,768,356    1,768,356    1,768,356         -

 T. Rowe Price Equity Index 500 Fund             mutual fund              2,378,748            -            -    2,378,748         -
                                                                                  -    1,147,024      720,019    1,147,024   427,005

 T. Rowe Price Equity Income Fund                mutual fund              2,219,825            -            -    2,219,825         -
                                                                                  -    2,188,736    1,729,438    2,188,736   459,298

 T. Rowe Price Capital Appreciation Fund         mutual fund              1,010,329            -            -    2,360,775         -
                                                                                  -      821,926      808,766      821,926    13,160


 There were no category (i) (ii) or (iv) transactions during the year.
 Note:  Expense incurred with transaction and rental expense are not applicable.